PARENT AND SUBSIDIARIES OF COMPANY.


The following listed subsidiary corporations are all included in the consolidated financial statements included herein, and the Company is the owner of 100% of the capital stock of each subsidiary, unless otherwise indicated.


                                                                   State of
          Corporation                       Relationship           Incorporation
          -----------                       ------------           -------------
United Inns, Inc.                           Parent                 Delaware
United Inns, Inc. of Tennessee              Subsidiary             Tennessee
United Inns of Colorado, Inc.               Subsidiary             Colorado
United Supply Company                       Subsidiary             Tennessee
Gary Hotel Courts, Inc.                     Subsidiary             Georgia
Stagner Hotel Courts, Inc.                  Subsidiary             Georgia
Kizer Motel Courts, Inc.                    Subsidiary             Texas
Lammons Hotel Courts, Inc.                  Subsidiary             Georgia
Turley Inns, Inc.                           Subsidiary             Texas
Rodgers Hotel Courts, Inc.                  Subsidiary             Georgia
Dotson, Inc.                                Subsidiary             Texas
Haywood Hotel Courts, Inc.                  Subsidiary             Georgia
Sepp Hotel Courts, Inc.                     Subsidiary             Georgia
Scott Inn, Inc.                             Subsidiary             Texas
Johnson Inn, Inc.                           Subsidiary             Texas
South Jacksonville Inn, Inc.                Subsidiary             Florida
Eastex Inn, Inc.                            Subsidiary             Texas
Croswell Inn, Inc.                          Subsidiary             Texas
Rier Inn, Inc.                              Subsidiary             Texas
Clayton County Inn, Inc.                    Subsidiary             Georgia
Houston Airport Inn, Inc.                   Subsidiary             Texas
Peachtree Lenox Inn, Inc.                   Subsidiary             Georgia
I-20 East Inn, Inc.                         Subsidiary             Georgia
Jackson Downtown Inn, Inc.                  Subsidiary             Mississippi
Northside Inn, Inc.                         Subsidiary             Georgia
Old National Inn, Inc.                      Subsidiary             Georgia
Gaines, Inc.                                Subsidiary             Tennessee
Friscia Inn, Inc.                           Subsidiary             Texas
Airport Utilities, Inc.                     Subsidiary             Texas
Transcontinental Motor Hotels, Inc.         Subsidiary             Texas
Ellison Hotel Corporation                   Subsidiary             Texas
Glenjon, Inc.                               Subsidiary             Texas
TMH Motor Hotels, Inc.                      Subsidiary             California
Houston Inns Service Co., Inc.              Subsidiary             Texas
Ox John, Inc.                               Subsidiary             Texas
La Mancha Club, Inc.                        Subsidiary             Texas
La Strada Club, Inc.                        Subsidiary             Texas
Roswell Road Inn, Inc.                      Subsidiary             Georgia
Memorial Katy Inn, Inc.                     Subsidiary             Texas
Greenway Plaza Inn, Inc.                    Subsidiary             Texas
Hobby Inn, Inc.                             Subsidiary             Texas
Chamblee-Dunwoody Inn, Inc.                 Subsidiary             Georgia
Southwest, Inc.                             Subsidiary             Mississippi
Mid-Atlanta Investment Company              Subsidiary (75% owned) Georgia
Penrod Club                                 Subsidiary             Texas
The Thicket Club                            Subsidiary             Texas
Limited Service Inns, Inc. of Georgia       Subsidiary             Georgia
Austin Innkeepers, Inc.                     Subsidiary             Texas
Indian Trail Inn, Inc.                      Subsidiary             Georgia
Memphis Carwash, Inc.                       Subsidiary             Tennessee
Carwash Number 2, Inc.                      Subsidiary             Tennessee
9 Up Club, Inc.                             Subsidiary             Texas
Limited Service Inns, Inc. of Houston       Subsidiary             Texas
Limited Service Inns, Inc. of Mississippi   Subsidiary             Mississippi
Limited Service Inns, Inc. of
  Georgia Number Two                        Subsidiary             Georgia
Rier Properties, Inc.                       Subsidiary             Texas